Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Anebulo Pharmaceuticals, Inc. on Form S-8 (No. 333-264432) of our report dated September 9, 2022, on our audits of the financial statements as of June 30, 2022 and 2021 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about September 9, 2022.

{Signature or /s/ EisnerAmper LLP}

EISNERAMPER LLP

Iselin, New Jersey

September 9, 2022